Exhibit 99.1

Manhattan Pharmaceuticals Announces Amendment of Joint Venture Deal with Nordic Biotech

Company to Receive $1.0 Million in Cash and $1.25 Million in Equity

NEW YORK, NY JUN 12, 2008 - Manhattan Pharmaceuticals, Inc. (OTCBB: MHAN) today announced that the FDA has directed Hedrin™, a novel, non-insecticide treatment for pediculosis (head lice), to the Center for Devices and Radiological Health (CDRH) division of the U.S. Food and Drug Administration (FDA) for review as a device. As a result of this regulatory progress, the company and Nordic Biotech Venture Fund II K/S (Nordic) have amended their joint venture agreement for the development and commercialization of Hedrin for the North American market. This amendment separates the final tranche of cash and equity, originally due upon medical device designation, into two separate installments. The first installment is payable by June 30, 2008 and the second installment is payable upon device classification by the FDA.

Under the terms of the amended agreement, the joint venture entity, Hedrin Pharmaceuticals K/S, is scheduled to receive the first installment of $1.25M in cash from Nordic by June 30, 3008. Hedrin Pharmaceuticals K/S will then distribute $1.0M in cash to Manhattan Pharmaceuticals and equity to each of Manhattan Pharmaceuticals and Nordic sufficient to maintain their respective ownership interests at 50%. In the second installment, due upon classification of Hedrin by the FDA as a Class II or Class III medical device, Hedrin Pharmaceuticals K/S will receive $1.25M in cash from Nordic, and will then distribute $0.5M cash to Manhattan Pharmaceuticals and equity to each of Manhattan Pharmaceuticals and Nordic sufficient to maintain their respective ownership interests at 50%. The total of both installments results in payment and distribution of the same aggregate amounts agreed to under the original joint venture agreement.

Upon fulfillment of the final tranche, Hedrin Pharmaceuticals K/S will have received a total of $1.5M cash to be applied toward the development and commercialization of Hedrin in North America. All costs associated with the Hedrin project including any necessary U.S. clinical trials, patent costs, and future milestones owed to the original licensor, Thornton & Ross Limited, are the responsibility of Hedrin Pharmaceuticals K/S.

About Hedrin

To date, Hedrin has been clinically studied in 326 subjects and has demonstrated clinical equivalence to widely used insecticide head lice treatments. It is currently marketed as a device in Western Europe and as a pharmaceutical in the United Kingdom (U.K.). In Europe, Hedrin has been launched in 21 countries and has achieved annual sales through its licensees of approximately $45 million at in-market public prices (which equates to a projected 21% market share), and is the market leader in the U.K. with $11 million in sales (23% market share) and France with a 21% market share.

Hedrin is a unique, proprietary combination of silicones (dimethicone and cyclomethicone) that acts as a pediculicidal (lice killing) agent by disrupting the insect's mechanism for managing fluid and breathing. Hedrin contains no traditional chemical insecticides in contrast with most currently available lice treatments. Recent studies have indicated that resistance to traditional chemical insecticides may be increasing and therefore contributing to insecticide treatment failure. Because Hedrin kills lice by preventing the louse from excreting waste fluid and by asphyxiation (smothering), rather than by acting on the central nervous system, the insects cannot build up resistance to the treatment.

About Pediculosis

According to the American Academy of Pediatrics, an estimated 6 to 12 million Americans have pediculosis each year, with pre-school and elementary age children and their families affected most often.

About Manhattan Pharmaceuticals, Inc.

Manhattan Pharmaceuticals, Inc. is a specialty pharmaceutical company that acquires and develops novel, high-value drug candidates primarily for the treatment of dermatologic disorders. With a pipeline consisting of four clinical stage product candidates, the company is currently developing Hedrin™, a novel, non-insecticide treatment for pediculosis (head lice); Topical PTH (1-34) for the treatment of psoriasis; Altoderm™ (topical cromolyn sodium) for the treatment of pruritus associated with dermatologic conditions including atopic dermatitis; and Altolyn™ (oral tablet cromolyn sodium) for the treatment of mastocytosis. (http://www.manhattanpharma.com)

About Nordic Biotech

Nordic Biotech Advisors ApS is the investment advisor to Nordic Biotech K/S and Nordic Biotech Venture Fund II K/S, and was founded in 2001 by Christian Hansen and Florian Schonharting. Key investors in the Nordic Biotech fund family are major institutions and family foundations. Nordic Biotech focuses on global special situations opportunities and currently has a portfolio in excess of 10 companies. (http://www.nordicbiotech.com/)

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that our joint venture with Nordic will be able to meet the milestone which will obligate Nordic to make the next  payment referred to in this press release (the failure to meet that milestone by June 30, 2009 will give Nordic an additional 20% ownership of the joint venture, and enhanced control over the joint venture's operations and other important decision-making), that liquidated damages will accrue if we are unable to register the shares of common stock underlying the warrants and the put/call rights referred to in this press release in a timely manner, that Manhattan Pharmaceuticals, Inc.'s development efforts relating to Hedrin or any other current or future product candidates will be successful, that any clinical study will be completed or will return positive results, or that we will be able to out-license its discontinued programs to other companies on terms acceptable to Manhattan Pharmaceuticals, Inc. or at all. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources, the possibility of being unable to obtain regulatory approval of Manhattan Pharmaceuticals, Inc.'s product candidates, or obtain the treatment we are seeking for Hedrin, the risk that the results of clinical trials may not support the company's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company's product candidates, the company's lack of experience in developing and commercializing pharmaceutical products, and that trading in the company's stock may be adversely impacted by the company's voluntary delisting of its common stock from the American Stock Exchange. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact
Manhattan Pharmaceuticals, Inc.
   Michael G. McGuinness, Chief Financial Officer
   (212) 582-3950